EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	We consent to the incorporation by reference in the registration statement of General Re Corporation (the "Company") on Form S-8, dated October 3, 1996, of our report dated February
6, 1996, on our audits of the consolidated financial statements and schedules of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December
31, 1995, which report is included in the Company's Annual
Report on Form 10-K for the year ended December 31, 1995.
We also consent to the reference to our firm under the caption
"Experts".

				COOPERS & LYBRAND L.L.P.


October 1, 1996
New York, New York